CONTACTS:	Investors	Media
	Robin Washington	Amy Flood
	(650) 522-5688	(650) 522-5643

Sung Lee
(650) 524-7792

For Immediate Release

GILEAD SCIENCES ANNOUNCES SECOND QUARTER 2017 FINANCIAL RESULTS

- Product Sales of $7.0 billion -
- Diluted EPS of $2.33 per share -
- Non-GAAP Diluted EPS of $2.56 per share -
- Revised Full Year 2017 Guidance -

Foster City, CA, July 26, 2017 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the second quarter ended June 30, 2017. The financial results that follow represent a year-over-year comparison of the second quarter 2017 to the second quarter 2016. Total revenues were $7.1 billion in 2017 compared to $7.8 billion in 2016. Net income was $3.1 billion or $2.33 per diluted share in 2017 compared to $3.5 billion or $2.58 per diluted share in 2016. Non-GAAP net income, which excludes amounts related to acquisition-related, up-front collaboration, stock-based compensation and other expenses, was $3.4 billion or $2.56 per diluted share in 2017 compared to $4.2 billion or $3.08 per diluted share in 2016.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except per share amounts)	2017	2016	2017	2016
Product sales	$7,046	$7,651	$13,423	$15,332
Royalty, contract and other revenues	95	125	223	238
Total revenues	$7,141	$7,776	$13,646	$15,570

Net income attributable to Gilead	$3,073	$3,497	$5,775	$7,063
Non-GAAP net income*	$3,372	$4,177	$6,321	$8,451

Diluted earnings per share	$2.33	$2.58	$4.38	$5.11
Non-GAAP diluted earnings per share*	$2.56	$3.08	$4.79	$6.11

*
Non-GAAP net income and non-GAAP diluted earnings per share exclude acquisition-related, up-front collaboration, stock-based compensation and other expenses. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 7 and 8.

Product Sales
Total product sales for the second quarter of 2017 were $7.0 billion compared to $7.7 billion for the same period in 2016. Product sales for the second quarter of 2017 were $5.0 billion in the United States, $1.4 billion in Europe and $665 million in other locations. Product sales for the second quarter of 2016 were $4.9 billion in the United States, $1.6 billion in Europe and $1.2 billion in other locations.

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone (650) 574-3000 facsimile (650) 578-9264

July 26, 2017	2

Antiviral Product Sales
Antiviral product sales, which include sales of our HIV, chronic hepatitis B (HBV) and chronic hepatitis C (HCV) products, were $6.4 billion for the second quarter of 2017 compared to $7.1 billion for the same period in 2016.

•
HIV and HBV product sales were $3.6 billion compared to $3.1 billion for the same period in 2016. The increase was primarily due to the continued uptake of our tenofovir alafenamide (TAF) based products, Genvoya® (elvitegravir 150 mg/cobicistat 150 mg/emtricitabine 200 mg/tenofovir alafenamide 10 mg), Descovy® (emtricitabine 200 mg/tenofovir alafenamide 25 mg) and Odefsey® (emtricitabine 200 mg/rilpivirine 25 mg/tenofovir alafenamide 25 mg).

•
HCV product sales, which consist of Harvoni® (ledipasvir 90 mg/sofosbuvir 400 mg), Sovaldi® (sofosbuvir 400 mg) and Epclusa® (sofosbuvir 400 mg/velpatasvir 100 mg), were $2.9 billion compared to $4.0 billion for the same period in 2016. The decline was due to lower sales of Harvoni and Sovaldi across all major markets, partially offset by sales of Epclusa, which was approved in the United States and Europe in June and July 2016, respectively.

Other Product Sales
Other product sales, which include Letairis® (ambrisentan), Ranexa® (ranolazine) and AmBisome® (amphotericin B liposome for injection), were $607 million for the second quarter of 2017 compared to $525 million for the same period in 2016.
Operating Expenses

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2017	2016	2017	2016
Research and development expenses (R&D)	$864	$1,484	$1,795	$2,749
Non-GAAP R&D expenses*	$812	$1,040	$1,701	$1,809

Selling, general and administrative expenses (SG&A)	$897	$890	$1,747	$1,575
Non-GAAP SG&A expenses*	$827	$838	$1,634	$1,476

*
Non-GAAP R&D and SG&A expenses exclude acquisition-related, up-front collaboration, stock-based compensation and other expenses. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 7 and 8.

During the second quarter of 2017, compared to the same period in 2016:

•	R&D expenses decreased primarily due to the 2016 impact of Gilead’s purchase of Nimbus Apollo, Inc. and a U.S. Food and Drug Administration (FDA) priority review voucher.

•	Non-GAAP R&D expenses* decreased primarily due to the 2016 impact of Gilead’s purchase of an FDA priority review voucher.
Cash, Cash Equivalents and Marketable Securities
As of June 30, 2017, Gilead had $36.6 billion of cash, cash equivalents and marketable securities compared to $34.0 billion as of March 31, 2017. Cash flow from operating activities was $3.5 billion for the quarter. During the second quarter of 2017, Gilead paid cash dividends of $680 million and utilized $130 million on stock repurchases.

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July 26, 2017	3

Revised Full Year 2017 Guidance
Gilead revised its full year 2017 guidance, initially provided on February 7, 2017:

(In millions, except percentages and per share amounts)	Initially Provided February 7, 2017 Reiterated May 2, 2017	Updated July 26, 2017
Net Product Sales	$22,500 - $24,500	$24,000 - $25,500
Non-HCV Product Sales	$15,000 - $15,500	$15,500 - $16,000
HCV Product Sales	$7,500 - $9,000	$8,500 - $9,500
Non-GAAP*
Product Gross Margin	86% - 88%	86% - 88%
R&D Expenses	$3,100 - $3,400	$3,200 - $3,400
SG&A Expenses	$3,100 - $3,400	$3,200 - $3,400
Effective Tax Rate	25.0% - 28.0%	25.0% - 28.0%
Diluted EPS Impact of Acquisition-related, Up-front Collaboration, Stock-based Compensation and Other Expenses	$0.84 - $0.91	$0.86 - $0.93

*
Non-GAAP Product Gross Margin, R&D and SG&A expenses and effective tax rate exclude acquisition-related, up-front collaboration, stock-based compensation and other expenses. A reconciliation between GAAP and non-GAAP full year 2017 guidance is provided in the tables on page 9.

Product and Pipeline Updates announced by Gilead during the Second Quarter of 2017 include:
Antiviral and Liver Diseases Programs

•
Announced that the European Committee for the Medicinal Products for Human Use, the scientific committee of the European Medicines Agency, adopted a positive opinion on the marketing authorization application for VoseviTM, a once-daily, single-tablet regimen of sofosbuvir 400 mg, velpatasvir 100 mg and voxilaprevir 100 mg for the treatment of HCV-infected patients. On July 18, 2017, Vosevi was approved by FDA.

•
Announced the submission of a new drug application (NDA) to FDA for an investigational, once-daily single-tablet regimen containing bictegravir (50 mg) (BIC), a novel investigational integrase strand transfer inhibitor, and emtricitabine/tenofovir alafenamide (200/25 mg) (FTC/TAF) for the treatment of HIV-1 infection in adults. BIC/FTC/TAF demonstrated high rates of virologic suppression and no treatment-emergent resistance through 48 weeks in Phase 3 clinical trials among treatment-naïve adult patients and among virologically suppressed adult patients who switched regimens. Additionally, Gilead submitted a marketing authorization application for BIC/FTC/TAF in the European Union during the second quarter of 2017.

•	Presented data at the 52nd Annual Meeting of the European Association for the Study of the Liver: The International Liver Congress™ 2017 which included the announcement of:

▪
Positive results from an open-label, proof-of-concept study evaluating GS-0976, an investigational inhibitor of acetyl-CoA carboxylase, in patients with nonalcoholic steatohepatitis. The data, from ten patients treated with GS-0976 20 mg taken orally once daily for 12 weeks, indicated that treatment was associated with statistically significant improvements in liver fat content and noninvasive markers of fibrosis, via inhibition of hepatic de novo lipogenesis.

▪
Positive results from two Phase 2 studies evaluating Harvoni tablets in HCV-infected patient populations not previously studied in dedicated clinical trials with direct-acting antiviral therapies. The studies demonstrated HCV cure rates of 99 percent in children aged 6 to 11 years, and 100 percent in adult patients co-infected with HCV and HBV.

▪	Positive 96-week results from two ongoing Phase 3 studies evaluating the safety and efficacy of daily Vemlidy® (TAF 25mg) in immune active patients and in patients switching from Gilead’s Viread

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July 26, 2017	4

(tenofovir disoproxil fumarate, TDF 300 mg). Vemlidy is a once-daily treatment approved for adults with HBV infection with compensated liver disease.

•
Announced that FDA approved supplemental indications for Harvoni tablets and Sovaldi tablets for the treatment of HCV infection in adolescents without cirrhosis or with compensated cirrhosis, 12 years of age and older, or weighing at least 35kg. Harvoni was approved for pediatric patients with genotype 1, 4, 5 or 6 HCV infection. Sovaldi was approved for pediatric patients with genotype 2 or 3 HCV infection, in combination with ribavirin.

Non-GAAP Financial Information
The information presented in this document has been prepared by Gilead in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 7, 8 and 9.
Conference Call
At 4:30 p.m. Eastern Time today, Gilead’s management will host a conference call and a simultaneous webcast to discuss results from its second quarter 2017 and a general business update. To access the webcast live via the internet, please connect to the company’s website at www.gilead.com/investors 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call 1-877-359-9508 (U.S.) or 1-224-357-2393 (international) and dial the conference ID 43105505 to access the call.
A replay of the webcast will be archived on the company’s website for one year, and a phone replay will be available approximately two hours following the call through July 28, 2017. To access the phone replay, please call 1-855-859-2056 (U.S.) or 1-404-537-3406 (international) and dial the conference ID 43105505.
About Gilead
Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company’s mission is to advance the care of patients suffering from life-threatening diseases. Gilead has operations in more than 30 countries worldwide, with headquarters in Foster City, California.
Forward-looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead’s ability to achieve its anticipated full year 2017 financial results; Gilead’s ability to sustain growth in revenues for its antiviral and other programs; the risk that estimates of patients with HCV or anticipated patient demand may not be accurate; the risk that private and public payers may be reluctant to provide, or continue to provide, coverage or reimbursement for new products, including Vosevi, Vemlidy, Epclusa, Descovy, Odefsey and Genvoya; the potential for increased pricing pressure globally and contracting pressure as well as decreased volume and market share from additional competitive HCV launches; a larger than anticipated shift in payer mix to more highly discounted payer segments and geographic regions and decreases in treatment duration; availability of funding for state AIDS Drug Assistance Programs (ADAPs) and Veterans Administration (VA); continued fluctuations in ADAP and VA purchases driven by federal and state grant cycles which may not mirror patient demand and may cause fluctuations in Gilead’s earnings; market share and price erosion caused by the introduction of generic versions of Viread and Truvada outside the United States; potential amendments to the Affordable Care Act or other government action that could have the effect of lowering prices or reducing the number of insured patients; the possibility of unfavorable results from clinical trials involving investigational compounds; the levels of inventory held by wholesalers

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July 26, 2017	5

and retailers which may cause fluctuations in Gilead’s earnings; Gilead’s ability to submit new drug applications and receive regulatory approval for new product candidates in the timelines currently anticipated or at all, including for Vosevi and BIC/FTC/TAF; Gilead’s ability to successfully develop its oncology, inflammation, cardiovascular and respiratory programs; safety and efficacy data from clinical studies may not warrant further development of Gilead’s product candidates, including GS-0976; Gilead’s ability to pay dividends or complete its share repurchase program due to changes in its stock price, corporate or other market conditions; fluctuations in the foreign exchange rate of the U.S. dollar that may cause an unfavorable foreign currency exchange impact on Gilead’s future revenues and pre-tax earnings; and other risks identified from time to time in Gilead’s reports filed with the U.S. Securities and Exchange Commission (SEC). In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Actual results may differ significantly from these estimates. You are urged to consider statements that include the words may, will, would, could, should, might, believes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal, or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its press releases, Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in our business, including the following: GILEAD®, GILEAD SCIENCES®, AMBISOME®, CAYSTON®, COMPLERA®, DESCOVY®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPSERA®, LETAIRIS®, ODEFSEY®, RANEXA®, SOVALDI®, STRIBILD®, TRUVADA®, TYBOST®, VEMLIDY®, VIREAD®, VITEKTA®, VOLIBRIS®, VOSEVITM and ZYDELIG®.
ATRIPLA® is a registered trademark of Bristol-Myers Squibb & Gilead Sciences, LLC. LEXISCAN® is a registered trademark of Astellas U.S. LLC. MACUGEN® is a registered trademark of Eyetech, Inc. SUSTIVA® is a registered trademark of Bristol-Myers Squibb Pharma Company. TAMIFLU® is a registered trademark of Hoffmann-La Roche Inc.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

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July 26, 2017	6

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues:
Product sales	$7,046	$7,651	$13,423	$15,332
Royalty, contract and other revenues	95	125	223	238
Total revenues	7,141	7,776	13,646	15,570
Costs and expenses:
Cost of goods sold	1,126	864	2,083	2,057
Research and development expenses	864	1,484	1,795	2,749
Selling, general and administrative expenses	897	890	1,747	1,575
Total costs and expenses	2,887	3,238	5,625	6,381
Income from operations	4,254	4,538	8,021	9,189
Interest expense	(269)	(227)	(530)	(457)
Other income (expense), net	130	88	241	169
Income before provision for income taxes	4,115	4,399	7,732	8,901
Provision for income taxes	1,046	902	1,964	1,837
Net income	3,069	3,497	5,768	7,064
Net income (loss) attributable to noncontrolling interest	(4)	—	(7)	1
Net income attributable to Gilead	$3,073	$3,497	$5,775	$7,063

Net income per share attributable to Gilead common stockholders - basic	$2.35	$2.62	$4.42	$5.20
Shares used in per share calculation - basic	1,307	1,335	1,307	1,359
Net income per share attributable to Gilead common stockholders - diluted	$2.33	$2.58	$4.38	$5.11
Shares used in per share calculation - diluted	1,317	1,355	1,319	1,383
Cash dividends declared per share	$0.52	$0.47	$1.04	$0.90

July 26, 2017	7

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,126	$864	$2,083	$2,057
Acquisition related-amortization of purchased intangibles	(210)	(210)	(420)	(420)
Stock-based compensation expenses	(4)	(4)	(8)	(7)
Other(1)	(20)	3	(20)	6
Non-GAAP cost of goods sold	$892	$653	$1,635	$1,636

Product gross margin reconciliation:
GAAP product gross margin	84.0%	88.7%	84.5%	86.6%
Acquisition related-amortization of purchased intangibles	3.0%	2.7%	3.1%	2.7%
Other(1)	0.3%	—%	0.1%	—%
Non-GAAP product gross margin(2)	87.3%	91.5%	87.8%	89.3%

Research and development expenses reconciliation:
GAAP research and development expenses	$864	$1,484	$1,795	$2,749
Up-front collaboration expenses	—	—	—	(368)
Acquisition related expenses-acquired IPR&D	—	(400)	—	(400)
Acquisition related-IPR&D impairment	—	—	—	(114)
Stock-based compensation expenses	(47)	(44)	(89)	(85)
Other(1)	(5)	—	(5)	27
Non-GAAP research and development expenses	$812	$1,040	$1,701	$1,809

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$897	$890	$1,747	$1,575
Stock-based compensation expenses	(51)	(47)	(94)	(91)
Other(1)	(19)	(5)	(19)	(8)
Non-GAAP selling, general and administrative expenses	$827	$838	$1,634	$1,476

Operating margin reconciliation:
GAAP operating margin	59.6%	58.4%	58.8%	59.0%
Up-front collaboration expenses	—%	—%	—%	2.4%
Acquisition related-amortization of purchased intangibles	2.9%	2.7%	3.1%	2.7%
Acquisition related expenses-acquired IPR&D	—%	5.1%	—%	2.6%
Acquisition related-IPR&D impairment	—%	—%	—%	0.7%
Stock-based compensation expenses	1.4%	1.2%	1.4%	1.2%
Other(1)	0.6%	—%	0.3%	(0.2)%
Non-GAAP operating margin(2)	64.6%	67.5%	63.6%	68.4%

Notes:
(1) Amounts related to restructuring, contingent consideration, consolidation of a contract manufacturer and/or other individually insignificant amounts
(2) Amounts may not sum due to rounding

July 26, 2017	8

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Effective tax rate reconciliation:
GAAP effective tax rate	25.4%	20.5%	25.4%	20.6%
Up-front collaboration expenses	—%	—%	—%	(0.7)%
Acquisition related-amortization of purchased intangibles	(1.1)%	(0.7)%	(1.1)%	(0.7)%
Acquisition related expenses-acquired IPR&D	—%	(1.5)%	—%	(0.8)%
Stock-based compensation expenses(1)	0.5%	—%	0.5%	—%
Other(2)	(0.1)%	—%	(0.1)%	0.1%
Non-GAAP effective tax rate(3)	24.7%	18.3%	24.7%	18.5%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$3,073	$3,497	$5,775	$7,063
Up-front collaboration expenses	—	—	—	368
Acquisition related-amortization of purchased intangibles	202	204	404	408
Acquisition related expenses-acquired IPR&D	—	400	—	400
Acquisition related-IPR&D impairment	—	—	—	99
Stock-based compensation expenses(1)	61	69	106	133
Other(2)	36	7	36	(20)
Non-GAAP net income attributable to Gilead	$3,372	$4,177	$6,321	$8,451

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$2.33	$2.58	$4.38	$5.11
Up-front collaboration expenses	—	—	—	0.27
Acquisition related-amortization of purchased intangibles	0.15	0.15	0.31	0.30
Acquisition related expenses-acquired IPR&D	—	0.30	—	0.29
Acquisition related-IPR&D impairment	—	—	—	0.07
Stock-based compensation expenses(1)	0.05	0.05	0.08	0.10
Other(2)	0.03	0.01	0.03	(0.01)
Non-GAAP diluted earnings per share(3)	$2.56	$3.08	$4.79	$6.11

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$234	$211	$448	$421
Research and development expenses adjustments	52	444	94	940
Selling, general and administrative expenses adjustments	70	52	113	99
Total non-GAAP adjustments before tax	356	707	655	1,460
Income tax effect(1)	(57)	(32)	(109)	(77)
Other(2)	—	5	—	5
Total non-GAAP adjustments after tax	$299	$680	$546	$1,388

Notes:
(1)     Income tax effect related to stock-based compensation expenses for the three and six months ended June 30, 2017 include the incremental tax benefit of $13 million and $33 million, respectively, recognized from the adoption of Accounting Standards Update 2016-09 “Improvements to Employee Share-Based Payment Accounting”

(2) Amounts related to restructuring, contingent consideration, consolidation of a contract manufacturer and/or other individually insignificant amounts
(3) Amounts may not sum due to rounding

July 26, 2017	9

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2017 FULL YEAR GUIDANCE
(unaudited)
(in millions, except percentages and per share amounts)

	Initially Provided February 7, 2017 Reiterated May 2, 2017	Updated July 26, 2017
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	82% - 84%	82% - 84%
Acquisition-related expenses	4% - 4%	4% - 4%
Non-GAAP projected product gross margin(1)	86% - 88%	86% - 88%

Projected research and development expenses GAAP to non-GAAP reconciliation:
GAAP projected research and development expenses	$3,295 - $3,640	$3,410 - $3,655
Acquisition-related expenses / up-front collaboration expenses	(15) - (45)	(15) - (45)
Stock-based compensation expenses	(180) - (195)	(195) - (210)
Non-GAAP projected research and development expenses	$3,100 - $3,400	$3,200 - $3,400

Projected selling, general and administrative expenses GAAP to non-GAAP reconciliation:
GAAP projected selling, general and administrative expenses	$3,305 - $3,615	$3,435 - $3,645
Stock-based compensation expenses	(205) - (215)	(235) - (245)
Non-GAAP projected selling, general and administrative expenses	$3,100 - $3,400	$3,200 - $3,400

Projected diluted EPS impact of acquisition-related, up-front collaboration, stock-based compensation and other expenses:
Acquisition-related expenses / up-front collaboration expenses	$0.62 - $0.67	$0.62 - $0.67
Stock-based compensation expenses	0.22 - 0.24	0.24 - 0.26
Projected diluted EPS impact of acquisition-related, up-front collaboration, stock-based compensation and other expenses	$0.84 - $0.91	$0.86 - $0.93

Note:
(1) Stock-based compensation expenses have a less than one percent impact on non-GAAP projected product gross margin

July 26, 2017	10

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	June 30,	December 31,
	2017	2016(1)

Cash, cash equivalents and marketable securities	$36,576	$32,380
Accounts receivable, net	4,478	4,514
Inventories	1,408	1,587
Property, plant and equipment, net	3,012	2,865
Intangible assets, net	8,551	8,971
Goodwill	1,172	1,172
Other assets	5,066	5,488
Total assets	$60,263	$56,977

Current liabilities	$8,492	$9,218
Long-term liabilities	28,680	28,396
Stockholders’ equity(2)	23,091	19,363
Total liabilities and stockholders’ equity	$60,263	$56,977

Notes:
(1) Derived from the audited consolidated financial statements as of December 31, 2016. Certain amounts have been reclassified to conform to current year presentation
(2) As of June 30, 2017, there were 1,306 million shares of common stock issued and outstanding

July 26, 2017	11

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)
(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Antiviral products:
Harvoni – U.S.	$984	$1,474	$1,910	$2,881
Harvoni – Europe	230	512	473	1,067
Harvoni – Other International	168	578	370	1,633
	1,382	2,564	2,753	5,581

Epclusa – U.S.	864	64	1,599	64
Epclusa – Europe	248	—	386	—
Epclusa – Other International	59	—	78	—
	1,171	64	2,063	64

Genvoya – U.S.	710	268	1,379	409
Genvoya – Europe	125	30	212	46
Genvoya – Other International	22	4	35	5
	857	302	1,626	460

Truvada – U.S.	567	631	1,031	1,207
Truvada – Europe	184	245	373	496
Truvada – Other International	61	66	122	137
	812	942	1,526	1,840

Atripla – U.S.	334	479	650	968
Atripla – Europe	86	140	180	283
Atripla – Other International	55	54	97	97
	475	673	927	1,348

Sovaldi – U.S.	61	775	88	1,420
Sovaldi – Europe	113	263	219	543
Sovaldi – Other International	141	320	321	672
	315	1,358	628	2,635

Viread – U.S.	141	142	258	265
Viread – Europe	76	81	147	157
Viread – Other International	83	64	155	137
	300	287	560	559

Stribild – U.S.	225	326	451	702
Stribild – Europe	54	84	121	165
Stribild – Other International	14	19	30	39
	293	429	602	906

Descovy – U.S.	232	49	441	49
Descovy – Europe	47	12	84	12
Descovy – Other International	7	—	12	—
	286	61	537	61

Odefsey – U.S.	230	58	433	69
Odefsey – Europe	27	—	50	—
Odefsey – Other International	1	—	2	—
	258	58	485	69

Complera / Eviplera – U.S.	112	199	224	421
Complera / Eviplera – Europe	127	156	252	302
Complera / Eviplera – Other International	15	13	31	26
	254	368	507	749

July 26, 2017	12

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)
(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Other Antiviral – U.S.	$28	$12	$53	$22
Other Antiviral – Europe	6	7	10	13
Other Antiviral – Other International	2	1	3	2
	36	20	66	37

Total antiviral products – U.S.	4,488	4,477	8,517	8,477
Total antiviral products – Europe	1,323	1,530	2,507	3,084
Total antiviral products – Other International	628	1,119	1,256	2,748
	6,439	7,126	12,280	14,309

Other products:
Letairis	230	203	441	378
Ranexa	200	153	353	297
AmBisome	92	85	184	171
Zydelig	35	41	70	90
Other	50	43	95	87
	607	525	1,143	1,023

Total product sales	$7,046	$7,651	$13,423	$15,332